Exhibit 99.1

HIGHTOWER, INC.

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2011

AND

INDEPENDENT AUDITORS’ REPORT

Table of Contents:

           Financial Statements

INDEPENDENT AUDITORS' REPORT

To the Stockholders

HighTower, Inc.

We have audited the accompanying balance sheet of HighTower, Inc. as of December 31, 2011, and the related statement of operations and stockholders’ deficit and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HighTower, Inc. as of December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements for the year ended December 31, 2011 have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had negative cash flow from operations and recurring net losses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Friedman LLP

August 30, 2012

HIGHTOWER, INC.
Balance Sheet

ASSETS	December 31, 2011
Current assets
Cash and cash equivalents	$53,248
Accounts receivable, net of allowance of $25,000	37,717

Total current assets	90,965

Equipment and leasehold improvements, net	62,001

Total assets	$152,966

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$695,610
Due to related party	107,605
Customer deposits	576,014
Deferred revenues	342,035
Promissory note	763,567

Total current liabilities	2,484,831

Commitments

Stockholders’ deficit
Common stock, $1.00 par – 1,045 issued and outstanding	1,045
Accumulated deficit	(2,332,910)

Total stockholders’ deficit	(2,331,865)

Total liabilities and stockholders’ deficit	$152,966

See notes to financial statements.

HIGHTOWER, INC.
Statement of Operations and Stockholders’ Deficit

Year Ended
December 31,
2011

Net sales	$3,315,694

Cost of sales	1,114,158

Gross margin	2,201,536

Operating expenses	2,627,800

Loss from operations	(426,264)

Other income (expense)
Other income	43,723
Interest expense	(50,079)
Gain on sale of marketable securities	33,551

Total other income	27,195

Loss before income taxes	(399,069)

Provision (benefit) for income taxes	-

Net loss	$(399,069)

Accumulated deficit at beginning of year	(1,933,841)

Accumulated deficit at end of year	$(2,332,910)

See notes to financial statements.

HIGHTOWER, INC.
Statement of Cash Flows

Year Ended
December 31,
2011
Cash flows from operating activities
Net loss	$(399,069)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Allowance for doubtful accounts	(68,862)
Depreciation and amortization	34,292
Loss on sale of asset	131
Gain on sale of marketable securities	(33,551)
Changes in assets and liabilities:
Decrease in accounts receivable	163,231
Decrease in other receivables	13,293
Increase in accounts payable	168,893
Decrease in deferred revenues	(50,168)
Net cash used in operating activities	(171,810)

Cash flows from investing activities
Proceeds from sale of marketable securities	57,229
Acquisition of fixed assets	(3,127)
Net cash provided by investing activities	54,102

Cash flows from financing activities
Increase in amounts due to related party	82,018
Repayment of promissory note	(27,332)
Net cash provided by financing activities	54,686

Net decrease in cash	(63,022)
Cash, beginning of year	116,270
Cash, end of year	$53,248

Supplemental cash flow information:
Interest paid	$50,079

See notes to financial statements.

HIGHTOWER, INC.

Notes To Financial Statements

1.                   Business and Organization

HighTower, Inc. (“the Company”) develops custom software for most of the ERP solutions it offers, and has a variety of established, off-the-shelf enhancements for Sage MAS 90 ERP and Sage MAS 200 ERP software systems. The Company is also a value added reseller for Sage Software’s MAS 90/200/500 financial and accounting software. The Company sells services and products to various end users, manufacturers, wholesalers and distributor industry clients located throughout the United States.

In June 2012 the Company sold selected assets and obligations to SWK Technologies, an information technology company, and a value added reseller and master developer for Sage Software’s MAS 90/200/500 and ERP X3 financial and accounting software as well as the publisher of its own proprietary Electronic Data Interchange (EDI) software, “MAPADOC” (see Note 11).

2.                   Summary of Significant Accounting Policies

Revenue Recognition:

Revenue is recognized when products are shipped, or services are rendered, evidence of a contract exists, the price is fixed or reasonably determinable, and collectability is reasonably assured.

The assessment of collectability is critical in determining whether revenue should be recognized.  As part of the revenue recognition process, management determines whether trade receivables are reasonably assured of collection based on various factors.  Revenue is deferred but costs are recognized when it is determined that the collection of the receivable is unlikely.

Software and hardware revenues are recognized when the product is shipped to the customer. The Company separates the software component and the professional services component into two parts for purposes of revenue recognition.  In that situation where both components are present, software sales revenue is recognized when collectability is reasonably assured and the product is delivered and has stand-alone value. Professional service revenue is recognized as the service time is incurred.

With respect to customer support services, upon the completion of one year from the date of sale which is considered to be the warranty period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements, which typically range from three months to one year.

Shipping and handling costs charged to customers are classified as revenue, and the shipping and handling costs incurred are included in cost of sales.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents:

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company’s cash equivalents at December 31, 201 consisted of certificates of deposit with maturities of 3 months or less.

HIGHTOWER, INC.

Notes To Financial Statements

2.                  Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments:

The Company estimates that the fair value of all financial instruments at December 31, 2011, as defined in Financial Accounting Standards Board (“FASB”) ASC 825 “Financial Instruments”, does not differ materially, from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value.

The carrying amounts reported in the balance sheets as of December 31, 2011 for accounts receivable, accounts payable and promissory notes approximate the fair value because of the immediate or short-term maturity of these financial instruments.

Concentrations of Credit Risk:

The Company maintains cash balances at a financial institution that is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to federally insured limits. At times balances may exceed FDIC insured limits.

As of December 31, 2011, the Company believes it has no significant risk related to its concentration within its accounts receivable. As of December 30, 2011 three customers each represented over 10% of total accounts receivable. For the year ended December 31, 2011 no customer represented over 10% of total sales.

The Company performs ongoing credit evaluations of its customers and adjusts credit limits based on customer payment and current credit worthiness, as determined by review of their current credit information.  The Company continuously monitors credit limits for and payments from its customers and maintains provision for estimated credit losses based on its historical experience and any specific customer issues that have been identified.  While such credit losses have historically been within the Company’s expectation and the provision established, the Company cannot guarantee that this will continue.

Equipment and Leasehold Improvements:

Office and manufacturing equipment are stated at cost, net of accumulated depreciation.  Depreciation and amortization are provided on a straight-line basis over periods ranging from 3 to 8 years. Leasehold improvements are amortized over the term of the lease or the useful life of the asset, whichever is shorter.

Maintenance, repairs, and renewals that do not materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred.

When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in the Statements of Operations.

Deferred Revenues:

Deferred revenues consist of maintenance service, customer support services, including telephone support and deposits for future consulting services which will be earned as services are performed over the contractual or stated period, which generally ranges from three to twelve months.

Accounting for Income Taxes:

The Company accounts for income taxes under the liability method, which requires an asset and liability approach that recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.  In estimating future tax consequences, all expected future events are considered other than changes in the tax law or rates. The Company follows the prescribed accounting for uncertainty guidance, which maintains a more likely than not probability threshold that a tax position is required to meet before being recognized in the financial statements. Federal, state and local income tax returns for years prior to 2008 are no longer subject to examination by tax authorities.

HIGHTOWER, INC.

Notes To Financial Statements

2.                 Summary of Significant Accounting Policies (Continued)

Long-Lived Assets:

The Company assesses the recoverability of the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future, undiscounted cash flows expected to be generated by an asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. No impairment losses have been recognized for the year ended December 31, 2011.

Risks and Uncertainties:

The Company’s operations are subject to a number of risks, including but not limited to changes in the general economy, demand for the Company’s products, the success of its customers, research and development results, reliance on the government and commercial markets, litigation, and the renewal of its line of credit.  The Company has major contracts with the U.S. Government, which like all government contracts are subject to termination.

Fair Value Measurement:

The Company adopted the provisions of the accounting pronouncement which defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. Under the provisions of the pronouncement, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

The pronouncement establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

HIGHTOWER, INC.

Notes To Financial Statements

2.                 Summary of Significant Accounting Policies (continued)

Subsequent Events

The financial statements were approved by management and available for issuance as of August 30, 2012.  Management has evaluated subsequent events through this date.

3.                 Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

As of December 31, 2011, the Company had recurring net operating losses and negative cash flow from operations and an accumulated deficit of $2.3 million. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company’s ability to raise capital and/or generate positive cash flow from operations.

Management’s plans are dependent upon obtaining additional capital to grow its business or finding a partner. There can be no assurance that the Company will be able to obtain the necessary capital, and achieve its growth objectives. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

4.              Equipment and Leasehold Improvements

Equipment and leasehold improvements consist of the following:

December 31,
2011
Leasehold Improvements	$65,481
Office equipment	327,750
Office furniture	206,196
599,427
Less: Accumulated depreciation & amortization	(537,426)
$62,001

5.                   Accounts Payable and Accrued Expenses

Accrued expenses consist of the following:

December 31,
2011
Accounts payable	$389,902
Payroll withholdings and employer taxes (see Note 11)	169,983
Accrued rent	56,975
Accrued – other	78,750
$695,610

HIGHTOWER, INC.

Notes To Financial Statements

6.                   Promissory Note

In November 2009, as amended on November 4 and December 30, 2011, the Company executed a promissory note with a bank in the amount of $834,781. This loan is guaranteed by the owners of the Company.  The Company is required to pay $5,850 per month with a balloon payment for the balance due on March 4, 2012.  Interest on the loan is 6%. The line was collateralized by substantially all of the assets of the Company.   As of December 31, 2011, the outstanding balance was $763,567. The Company is in default and as of August 30, 2012 the outstanding balance is $409,807 (see Note 11).

7.                 Due to Related Party

The Company periodically borrowed money from an officer of the Company to sustain operations. There is no formal agreement for the amounts due. As of December 31, 2012, the amount due to related party was $107,605. This amount is unsecured and subordinate to the amounts due to bank.

8.                   Commitments

The following is a schedule of approximate future minimum rental payments for operating leases subsequent to the year ended December 31, 2011.

Years Ended December 31,
2012	$178,000
2013	190,000
2014	202,000
2015	212,000
2016 and thereafter	381,000
$1,163,000

Total rent expense, including real estate taxes, was approximately $198,000 for the year ended December 31, 2011.

The Company leases its space under an operating lease agreement which expires September 30, 2017. The Company also has an option to renew this lease for an additional 5 years after expiration. Under terms of the lease, the Company is also responsible for its proportionate share of the additional rent to include, all real estate taxes, insurance, snow removal, landscaping and other building charges. The Company is also responsible for the utility costs for the premises.

9.                   Income Taxes

Deferred income taxes are recognized for the tax consequence of such temporary differences at the enacted tax rate expected to be in effect when the differences reverse. The tax effect of temporary differences, primarily deferred assets consisting of net operating loss carryforwards and deferred revenues have been fully reserved due to the current uncertainty of realizing the benefit of these assets in future periods.

HIGHTOWER, INC.

Notes To Financial Statements

9.                   Income Taxes (continued)

As of December 31, 2011, the Company has net operating loss carry forwards of approximately $1,239,000 that can be utilized to offset future taxable income for Federal income tax purposes. Net operating loss carry forwards expire starting in 2015.   Utilization of these net loss carry forwards is subject to the limitations of Internal Revenue Code Section 382.

Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.  Significant components of the Company's deferred tax assets and liabilities are summarized as follows:

December 31,
2011
Deferred tax assets:
Net operating loss carryforwards	$451,000
Deferred revenues	210,000
Allowance for doubtful accounts	9,000
Deferred tax asset, net	670,000
Less: Valuation allowance	(670,000)
Net deferred tax asset	$-0-

10.                Employee Benefit Plan

The Company maintains a 401(k) retirement savings plan which is qualified under Section 401(k) of the Internal Revenue Code. Under the plan, an employee can elect to defer a certain portion of their compensation by contributing to trust account qualified under Section 401(k) of the Internal Revenue Code.

The Company’s plan is discretionary. The Company did not make any contributions to the plan during the year ended December 31, 2011.

11.                 Subsequent Events

In May 2012, the Company’s assets were transferred to a trustee under a Trust Agreement and Assignment for the Benefit of Creditors of Hightower, Incorporated (the Agreement) to facilitate the sale of the Company. The Agreement enables the orderly liquidation of the assets and property of the Company and the distribution of the proceeds there from to creditors in accordance with applicable law and the priorities established within the Agreement. In accordance with the Agreement, all rights and remedies of the creditors from enforcing or obtaining the full benefit of any security is expressly reserved.

In June 2012, the Company and the trustee entered into an Asset Purchase Agreement and sold certain assets, including customer lists and the Company’s proprietary technology for total consideration of $741,598 to SWK Technologies, Inc. (“SWK”), a subsidiary of SilverSun Technologies, Inc. The consideration is comprised of $441,964 in cash of which a portion will facilitate the settlement of payroll and related employer taxes, and an assumption of the deferred revenue performance obligation of $299,634.  In addition, the Company entered into Consulting Agreements with the principals of the Company. SWK did not assume any of the obligations of the Company, including any amounts due on the promissory note, which is currently in default.